CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 4, 1999 with respect to the financial statements of American Enterprise Life Insurance Company, included in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-6, No. 333-84121) and related Prospectus for the registration of the American Express Signature Variable Universal Life Insurance Policies (SIG-VUL) to be offered by American Enterprise Life Insurance Company.



/s/  Ernst & Young LLP
     Ernst & Young LLP
     Minneapolis, Minnesota
     November 15, 1999